                                                                   Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S. Bancorp of our report dated January 29, 1999 of Peninsula Bank of San Diego for the year ended December 31, 1998 appearing in the U.S. Bancorp Registration Statement on Form S-4, File No. 333-90429, as filed with the Securities and Exchange Commission ("Commission") on November 5, 1999 as amended by Amendment No. 1 thereto filed with the Commission on November 23, 1999.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

San Diego, California
January 12, 2000